Exhibit 99.1

FOR IMMEDIATE RELEASE

O-I GLASS TO DETAIL STRATEGIC INITIATIVES TO DRIVE LONG-TERM VALUE

PERRYSBURG, Ohio (March 13, 2025) – O-I Glass, Inc. (NYSE: OI), a leading supplier of glass packaging, plans to detail a series of strategic initiatives aimed at enhancing its market position and delivering long-term value to shareholders during its Investors Day presentation at the New York Stock Exchange (NYSE) on March 14th that will begin at 8:30 am.

The Power of Glass

The Investor Day presentation, titled "The Power of Glass," will feature insights from O-I Glass's leadership team, including Gordon Hardie, President and Chief Executive Officer, John Haudrich, Senior Vice President and Chief Financial Officer, and other key executives. The agenda will cover the company's business strategy, financial review, and future growth plans, highlighting O-I's dedication to transforming its cost base, optimizing its value chain, and driving profitable growth with an economic profit mindset.

Gordon Hardie, President & CEO for O-I stated, “Our multi-horizon approach to value creation, focusing on cost competitiveness and productivity, profitable growth, and strategic optionality, will enable us to reshape our business and deliver lasting value to our shareholders."

Key Points:

•	Intent: The company will outline how it intends to put the power of glass within reach of everyone, every day. This will be accomplished through implementation of the company’s three horizon value creation roadmap.

•	Horizon 1 – Fit to Win: By taking an economic profit mindset, O-I will radically reduce total enterprise costs as well as optimize its entire network and value chain to improve its competitive position. The company has increased its Fit To Win target to generate savings of at least $650 million by 2027. To further improve its competitive position, O-I will incorporate a unique model to be both the lowest cost producer in mainstream categories and best cost producer in premium.

•	Horizon 2 – Profitable Growth: Leveraging a more competitive position, O-I will drive future profitable growth with winning customers. The company will put glass in more hands through a segmented strategy to expand in attractive categories and capitalize on its valuable relationships with customers around the world.

•	Horizon 3 – Strategic Optionality: O-I will further grow the business through geographic expansion including potential future corporate development actions as it takes a balanced approach to capital allocation including consistently returning capital to shareholders.

•	Financial Overview and Outlook: The company is reaffirming its previously announced 2025 guidance of Adjusted Earnings[1] in the range of $1.20 to $1.50 per share and Free Cash Flow[2] between $150 and $200 million. Reflecting the expected benefits from its Fit To Win initiatives, O-I is also reaffirming its 2027 financial targets, including Adjusted EBITDA[1] of at least $1.45 billion, Free Cash Flow[2] of greater than 5% of sales and Economic Spread[1] of at least 2%. Additionally, the company is introducing preliminary 2029 objectives that include longer-term benefits from its expected Profitable Growth and Strategic Optionality efforts.

At 4:00 pm tomorrow, Hardie and members of the O-I Global Leadership Team will ring the NYSE Closing Bell, live on CNBC.

Slides for the I-Day presentation are available on the Company’s website, www.o-i.com/investors.

ABOUT O-I GLASS

At O-I Glass, Inc. (NYSE: OI), we love glass, and we are proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it is also pure, healthy, and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of approximately 21,000 people across 69 plants in 19 countries, O-I achieved revenues of $6.5 billion in 2024. Learn more about us:  o-i.com / Facebook / Twitter / Instagram / LinkedIn

NON-GAAP FINANCIAL MEASURES

The company uses certain non-GAAP financial measures, which are measures of its historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. Management believes that its presentation and use of certain non-GAAP financial measures, including adjusted earnings, adjusted earnings per share, free cash flow, free cash flow as a percentage of net sales, EBITDA, adjusted EBITDA, Economic Profit and Economic spread provide relevant and useful supplemental financial information that is widely used by analysts and investors, as well as by management in assessing both consolidated and business unit performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

1 Adjusted earnings, adjusted EBITDA and economic spread are each non-GAAP financial measures. The company is unable to present a quantitative reconciliation of these forward-looking non-GAAP measures to its most comparable GAAP financial measures without unreasonable efforts.

2 Forecasted free cash flow for full year 2025 is a forward-looking non-GAAP financial measure that is reconciled to its most directly comparable forward-looking GAAP financial measure as follows: Net cash provided by operating activities of approximately $600 million less cash payments for property, plant and equipment of approximately $400 to $450 million equals free cash flow of approximately $150 to $200 million. For periods ending after December 31, 2025, the company is unable to present a quantitative reconciliation of forward-looking free cash flow to Net cash provided by operating activities without unreasonable efforts.

Adjusted earnings relates to net earnings (loss) attributable to the company, exclusive of items management considers not representative of ongoing operations and other adjustments because such items are not reflective of the company’s principal business activity, which is glass container production. Adjusted earnings are divided by weighted average shares outstanding (diluted) to derive adjusted earnings per share. EBITDA refers to net earnings, excluding gains or losses from discontinued operations, interest expense, net, provision for income taxes, depreciation and amortization of intangibles. Adjusted EBITDA refers to EBITDA, exclusive of items management considers not representative of ongoing operations and other adjustments. Economic Profit (EP) refers to net earnings (loss) attributable to the Company, excluding interest expense, net and non-cash goodwill impairment charges, minus the product of the Company’s average invested capital and its weighted average cost of capital. Economic spread percentage (ES%) refers to EP divided by the Company’s average invested capital. Management uses adjusted earnings, adjusted earnings per share, EBITDA, Adjusted EBITDA, EP and economic spread to evaluate its period-over-period operating performance because it believes these provide useful supplemental measures of the results of operations of its principal business activity by excluding items that are not reflective of such operations. The above non-GAAP financial measures may be useful to investors in evaluating the underlying operating performance of the company’s business as these measures eliminate items that are not reflective of its principal business activity.

Further, free cash flow relates to cash provided by operating activities less cash payments for property, plant and equipment. Free cash flow as a percentage of net sales relates to free cash flow divided by net sales. Management has historically used free cash flow and free cash flow as a percentage of net sales to evaluate its period-over-period cash generation performance because it believes these have provided useful supplemental measures related to its principal business activity. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures, since the company has mandatory debt service requirements and other non-discretionary expenditures that are not deducted from these measures. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments.

The company routinely posts important information on its website – www.o-i.com/investors.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements related to O-I Glass, Inc. (“O-I Glass” or the “company”) within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “target,” “commit,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the company’s ability to achieve expected benefits from cost management, efficiency improvements, and profitability initiatives, such as its Fit to Win program, including expected impacts from production curtailments, reduction in force and furnace closures, (2) the general political, economic and competitive conditions in markets and countries where the company has operations, including uncertainties related to economic and social conditions, trade disputes, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates, changes in laws or policies, war, civil disturbance or acts of terrorism, natural disasters, public health issues and weather, (3) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current Ukraine-Russia and Israel-Hamas conflicts and disruptions in supply of raw materials caused by transportation delays), (4) competitive pressures from other glass container producers and alternative forms of packaging or consolidation among competitors and customers, (5) changes in consumer preferences or customer inventory management practices, (6) the continuing consolidation of the company’s customer base, (7) the company’s ability to improve its glass melting technology, known as the MAGMA program, and implement it in a manner to deliver economic profit within the timeframe expected in addition to successfully achieving key production and commercial milestones, (8) unanticipated supply chain and operational disruptions, including higher capital spending, (9) seasonality of customer demand, (10) the failure of the company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (11) labor shortages, labor cost increases or strikes, (12) the company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (13) the company’s ability to generate sufficient future cash flows to ensure the company’s goodwill is not impaired, (14) any increases in the underfunded status of the company’s pension plans, (15) any failure or disruption of the company’s information technology, or those of third parties on which the company relies, or any cybersecurity or data privacy incidents affecting the company or its third-party service providers, (16) risks related to the company’s indebtedness or changes in capital availability or cost, including interest rate fluctuations and the ability of the company to generate cash to service indebtedness and refinance debt on favorable terms, (17) risks associated with operating in foreign countries, (18) foreign currency fluctuations relative to the U.S. dollar, (19) changes in tax laws or global trade policies, (20) the company’s ability to comply with various environmental legal requirements, (21) risks related to recycling and recycled content laws and regulations, (22) risks related to climate-change and air emissions, including related laws or regulations and increased ESG scrutiny and changing expectations from stakeholders, and the other risk factors discussed in the Company's filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.